LifeVantage Announces Financial Results for the
Third Quarter of Fiscal 2024

Salt Lake City, UT, May 2, 2024, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its third fiscal quarter ended March 31, 2024.
Third Quarter Fiscal 2024 Summary*:
•Revenue of $48.2 million, a decrease of 10.2% from the prior year period. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was down approximately 8.7%;
•Revenue in the Americas decreased 5.9%, and revenue in Asia/Pacific & Europe decreased 22.4%. Excluding the negative impact of foreign currency fluctuations, third quarter revenue in Asia/Pacific & Europe decreased approximately 16.1%;
•Net income per diluted share was $0.13, versus $0.08 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.21, compared to $0.08 a year ago; and
•Adjusted EBITDA increased 54.7% to $5.1 million.
* All comparisons are on a year over year basis and compare the third quarter of fiscal 2024 to the third quarter of fiscal 2023, unless otherwise noted.
“We were very pleased with our improved profitability in the third quarter reflecting continued progress with our LV360 strategic transformation,” said Steve Fife, President and Chief Executive Officer of Life Vantage. “Adjusted EBITDA was up 55% to $5.1 million for the quarter and our Adjusted EBITDA margin increased by 440 basis points to 10.5%, reaching double-digits for the first time in 10 quarters. Productivity gains have helped drive operating margins as well as mitigate top-line headwinds and revenue per Consultant continued to trend upward, rising 6% in the third quarter despite cycling a 15% gain a year earlier. Recent Momentum Academy events have been well attended and we continue to see high levels of engagement along with very positive responses to our latest products and innovation. While the operating environment remains challenging, particularly on the top line, we continue to execute well against our strategic priorities and remain confident in our ability to drive long-term value for stockholders as our LV360 transformation plan continues to gain traction.”
Third Quarter Fiscal 2024 Results
For the third quarter ended March 31, 2024, the Company reported revenue of $48.2 million, a 10.2% decline over the third quarter of fiscal 2023. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was down 8.7%. Revenue in the Americas region for the third quarter of fiscal 2024 decreased 5.9%, including a 6.7% decrease in the United States. Revenue in the Asia/Pacific & Europe region decreased 22.4% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 16.1% for the three months ended March 31, 2024.
Gross profit for the third quarter of fiscal 2024 was $38.1 million, or 78.9% of revenue, compared to $43.1 million, or 80.2% of revenue, for the same period in fiscal 2023. The decline in gross profit margin as a percentage of revenue was primarily driven by a shift in product mix, changes in raw material and manufacturing related costs, shipping to customer expenses, and warehouse fulfillment expenses during the current period.

Commissions and incentives expense for the third quarter of fiscal 2024 was $19.7 million, or 40.9% of revenue, compared to $23.8 million, or 44.3% of revenue, for the same period in fiscal 2023. The decrease in commissions and incentives expenses as a percentage of revenue compared to the prior year periods is due to changes in sales mix, timing and magnitude of our various promotional and incentive programs, and decreases in commission expenses as a result of our Evolve Compensation Plan.
Selling, general and administrative (SG&A) expense for the third quarter of fiscal 2024 was $16.4 million, or 34.0% of revenue, compared to $17.7 million, or 33.0% of revenue, for the same period in fiscal 2023. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2024 were $15.0 million, or 31.0% of revenue, compared to adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2023 of $17.7 million, or 32.9% of revenue.
Operating income for the third quarter of fiscal 2024 was $1.9 million compared to operating income of $1.6 million for the third quarter of fiscal 2023. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the third quarter of fiscal 2024 was $3.4 million compared to adjusted non-GAAP operating loss of $1.6 million for the third quarter of fiscal 2023.
Net income for the third quarter of fiscal 2024 was $1.7 million, or $0.13 per diluted share, compared to net income of $1.0 million, or $0.08 per diluted share in the third quarter of fiscal 2023. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the third quarter of fiscal 2024 was $2.8 million, or $0.21 per diluted share, compared to adjusted non-GAAP income of $1.0 million, or $0.08 per diluted share for the third quarter of fiscal 2023.
Adjusted EBITDA was $5.1 million for the third quarter of fiscal 2024, versus $3.3 million for the comparable period in fiscal 2023.
Balance Sheet & Liquidity
The Company generated $9.6 million of cash from operations during the first nine months of fiscal 2024 compared to $3.1 million in the same period in fiscal 2023. Cash and cash equivalents at March 31, 2024 were $17.4 million, compared to $21.6 million at June 30, 2023, and there was no debt outstanding.
Share Repurchase
During the third quarter, the Company repurchased 0.3 million shares of its common stock for an aggregate purchase price of $1.9 million. Through the first nine months of fiscal 2024, 0.7 million shares have been repurchased for an aggregate price of $4.6 million. There was approximately $22.3 million remaining under the current repurchase program authorization as of March 31, 2024.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.04 per common share. The dividend will be paid on June 14, 2024 to all stockholders of record at the close of business on May 31, 2024.
Fiscal Year 2024 Guidance
The Company expects to generate revenue in the range of $202 million to $205 million in fiscal year 2024, a change from the previous range of $207 million to $213 million, and no change to adjusted EBITDA of $16 million to $18 million, or adjusted earnings per share in the range of $0.57 to $0.67. The Company expects a full year tax rate of approximately 22% to 24%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2024. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2024 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. International callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, May 16, 2024, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13744924, or (412) 317-6671 from international locations, and entering confirmation code 13744924.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1660365&tp_key=1f2742a856 . The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ™, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-

GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	March 31, 2024	June 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$17,377	$21,605
Accounts receivable	2,135	1,612
Income tax receivable	360	241
Inventory, net	15,162	16,073
Prepaid expenses and other	2,763	4,753
Total current assets	37,797	44,284

Property and equipment, net	8,349	9,086
Right-of-use assets	9,382	8,738
Intangible assets, net	356	455
Deferred income tax asset	4,927	2,991
Other long-term assets	496	569
TOTAL ASSETS	$61,307	$66,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,954	$3,505
Commissions payable	6,093	6,651
Income tax payable	772	—
Lease liabilities	1,675	1,521
Other accrued expenses	6,981	7,932
Total current liabilities	22,475	19,609

Long-term lease liabilities	11,852	11,566
Other long-term liabilities	211	299
Total liabilities	34,538	31,474
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,688 and 12,622 issued and outstanding as of March 31, 2024 and June 30, 2023, respectively	1	1
Additional paid-in capital	136,198	134,314
Accumulated deficit	(107,709)	(98,305)
Accumulated other comprehensive loss	(1,721)	(1,361)
Total stockholders’ equity	26,769	34,649
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,307	$66,123

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenue, net	$48,245	$53,741	$151,233	$159,177
Cost of sales	10,172	10,618	31,418	32,318
Gross profit	38,073	43,123	119,815	126,859

Operating expenses:
Commissions and incentives	19,714	23,816	63,941	71,185
Selling, general and administrative	16,425	17,708	54,452	54,018
Total operating expenses	36,139	41,524	118,393	125,203
Operating income	1,934	1,599	1,422	1,656

Other income (expense):
Interest income, net	76	59	352	91
Other income (expense), net	(89)	7	(135)	(304)
Total other income (expense)	(13)	66	217	(213)
Income before income taxes	1,921	1,665	1,639	1,443
Income tax expense	(262)	(643)	(7)	(869)
Net income	$1,659	$1,022	$1,632	$574
Net income per share:
Basic	$0.13	$0.08	$0.13	$0.05
Diluted	$0.13	$0.08	$0.13	$0.05
Weighted-average shares outstanding:
Basic	12,424	12,615	12,525	12,538
Diluted	12,986	12,770	13,010	12,555

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended March 31,				Nine Months Ended March 31,
(In thousands)	2024		2023		2023		2022
Americas	$37,215	77%	$39,532	74%	$114,795	76%	$115,606	73%
Asia/Pacific & Europe	11,030	23%	14,209	26%	36,438	24%	43,571	27%
Total	$48,245	100%	$53,741	100%	$151,233	100%	$159,177	100%

Active Accounts
(Unaudited)

	As of March 31,
	2024		2023		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	31,000	63%	36,000	62%	(5,000)	(13.9)%
Asia/Pacific & Europe	18,000	37%	22,000	38%	(4,000)	(18)%
Total Active Independent Consultants	49,000	100%	58,000	100%	(9,000)	(15.5)%

Active Customers (2)
Americas	62,000	79%	72,000	79%	(10,000)	(13.9)%
Asia/Pacific & Europe	16,000	21%	19,000	21%	(3,000)	(15.8)%
Total Active Customers	78,000	100%	91,000	100%	(13,000)	(14.3)%

Active Accounts (3)
Americas	93,000	73%	108,000	72%	(15,000)	(13.9)%
Asia/Pacific & Europe	34,000	27%	41,000	28%	(7,000)	(17.1)%
Total Active Accounts	127,000	100%	149,000	100%	(22,000)	(14.8)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2024	2023	2024	2023
GAAP Net income	$1,659	$1,022	$1,632	$574
Interest income, net	(76)	(59)	(352)	(91)
Provision for income taxes	262	643	7	869
Depreciation and amortization(1)	895	859	2,775	2,678
Non-GAAP EBITDA:	2,740	2,465	4,062	4,030
Adjustments:
Stock compensation expense	796	817	2,524	2,242
Other expense, net	89	(7)	135	304
Other adjustments(2)	1,452	6	5,438	328
Total adjustments	2,337	816	8,097	2,874
Non-GAAP Adjusted EBITDA	$5,077	$3,281	$12,159	$6,904

(1) Includes $116,000 of accelerated depreciation related to a change in lease term for the nine months ended March 31, 2023.

(2) Other adjustments breakout:
Nonrecurring proxy contest related expenses	$1,276	$—	$5,162	$—
Key management severance expenses	—	—	100	—
Class-action lawsuit expenses, net of recoveries	—	(145)	$—	$(141)
Executive team recruiting and transition expenses	—	147	—	147
Lease abandonment	—	4	—	322
Other nonrecurring expenses	176	—	176	—
Total adjustments	$1,452	$6	$5,438	$328

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2024	2023	2024	2023
GAAP Net income	$1,659	$1,022	$1,632	$574
Adjustments:
Nonrecurring proxy contest related expenses	1,276	—	5,162	—
Key management severance expenses	—	—	100	—
Class-action lawsuit expenses, net of recoveries	—	(145)	—	(141)
Executive team recruiting and transition expenses	—	147	—	147
Accelerated depreciation related to change in lease term	—	—	—	116
Lease abandonment(1)	—	4	—	322
Other nonrecurring expenses	176	—	176	—
Tax impact of adjustments(2)	(334)	(2)	(1,251)	(117)
Total adjustments, net of tax	1,118	4	4,187	327
Non-GAAP Net income:	$2,777	$1,026	$5,819	$901

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Diluted earnings per share, as reported	$0.13	$0.08	$0.13	$0.05
Total adjustments, net of tax	0.09	—	0.32	0.03
Non-GAAP adjusted diluted earnings per share(3)	$0.21	$0.08	$0.45	$0.07

(1) Includes remaining lease payments and other termination costs associated with lease abandonments.
(2) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2024 and 2023, respectively.
(3) May not add due to rounding.